UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 26, 2012

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona		85283
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, Mobile Mini, Inc. (the “Company”) entered into amendments (the “Amendments”) to the respective employment agreements between the Company and each of Mark E. Funk, Executive Vice President and Chief Financial Officer, and Christopher J. Miner, Senior Vice President and General Counsel (together, the “Executives”).

The Amendments reflect the following changes to Section 6(b) of each of the employment agreements, which sets forth the compensation payable to the Executives upon termination of their employment without cause or for good reason:

•

A change to the “Payment Amount” (the amount of the cash payment to be made in addition to the executive’s base salary) to match the existing percentages set forth in the current incentive compensation plans for such Executives. The changes were (i) in the case of Mr. Funk, from 45% to 100% of the greater of (A) the base salary in effect during the year of the termination or (B) the highest base salary in effect during the 12 months prior to the termination, and (ii) in the case of Mr. Miner, from 45% to 60% of the base salary in effect during the year of the termination.

•	Clarifying that performance-based stock options are included among the options that vest upon termination.

Additionally the Amendments clarify that severance payments would be triggered in the event the Company terminates the employment agreement rather than allow it to automatically renew at the end of its term. All of the other terms and provisions that were in effect under the Executives’ respective employment agreements immediately prior to the execution of the Amendments will continue in effect under the respective Amendments.

A copy of the Amendments will be filed with the Company’s next annual report. A copy of the original Employment Agreement between the Company and Mr. Funk, dated October 15, 2008, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2008. A copy of the 2009 Amendment to Amended and Restated Employment Agreement between the Company and Mr. Funk, dated effective as of January 1, 2009, was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2010. A copy of the original Employment Agreement between the Company and Mr. Miner, dated as of December 22, 2009, was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2012

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel